United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip code)

(713) 307-8700

Registrant’s telephone number, including area code

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation

ITEM 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1, which is incorporated herein by reference, to this Current Report on Form 8-K is a copy of the Company’s presentation presented at the Oil & Services Conference hosted by Enercom Inc. and at the Oil and Gas Investment Symposium Small Cap Conference hosted by Independent Petroleum Association of America on February 18, 2009.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable,” “possible” and “non-proved” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson Chief Accounting Officer

Date: February 18, 2009